UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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AMERICAN HOMES 4 RENT
(Name of Registrant as Specified In Its Charter)

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On April 6, 2022, American Homes 4 Rent issued the following press release.

News Release

American Homes 4 Rent

Issues Open Letter to Shareholders Regarding

ESG and Sustainability Leadership

CALABASAS, Calif., April 6, 2022 – American Homes 4 Rent (NYSE: AMH) (“American Homes 4 Rent” or the “Company”), a leading provider of high-quality single-family homes for rent, issues an open letter to shareholders regarding its commitment to industry-leading Environmental, Social and Governance (ESG) practices.

Dear Fellow Shareholders,

At American Homes 4 Rent, we integrate sustainability into every aspect of our business, including our development program, and continually evaluate new opportunities to create more energy efficient and environmentally friendly communities and homes. Sustainability is a principle we take seriously to ensure we have a positive impact on our residents, team members and planet. With the support and oversight of the Nominating and Corporate Governance Committee of our Board, we are executing a multifaceted ESG strategy that is deliberate and aligned with our business goals.

As the leading national builder of purpose-built single-family rental homes, we design and construct new homes that embrace environmental sustainability practices. We build homes for long-term durability, to lower long-term maintenance costs, and conserve our natural resources.

Solar power plays a key role in our sustainability efforts. On March 28, 2022, we announced a landmark partnership with Elevation, a fully integrated residential energy solutions company. This partnership began with the integration of solar energy into our current and future community amenity centers and continues with the deployment of energy solutions into participating homes. To date, we have successfully integrated solar energy into amenity centers in two of our new home communities—The Ponds at Walden Woods in Tampa, Florida, and Creekside Ranch in New Braunfels, Texas—and have solar installation underway at Brentwood in Mooresville, North Carolina. In addition, we are evaluating dozens of other centers to determine the benefits of solar to those structures.

Solar energy is only one example of our many energy-saving programs and environmentally friendly policies. Some additional examples include:

•

In 2020, we began a program to track RESNET Home Energy Rating System (HERS) scores for our newly built homes to demonstrate the energy efficiency and savings while living in our properties. In 2021, our newly constructed homes used nearly 40% less energy than a home built to the 2006 “reference home” standard and less than half of the energy of a typical home in this country. As we more broadly adopt utilization of solar energy across our portfolio, energy savings will only improve.

•	Efficient and resource-saving initiatives are incorporated into our design, construction, and renovation processes, including energy efficient lighting, HVAC units and appliances.

•	We recover or reuse/recycle refrigerant when servicing air conditioning units.

•	We employ a third-party utilities administrator to monitor resident electricity and water usage.

American Homes 4 Rent is recognized as a leader in our industry for our ESG policies and sustainability commitments. In late 2021, American Homes 4 Rent was recognized as a Top ESG Regional Performer by Sustainalytics, a Great Place To Work®, and one of America’s Most Responsible Companies 2022 by Newsweek and Statista. Additionally, in early 2022, American Homes 4 Rent was further named one of America’s Most Trusted Companies 2022 by Newsweek and Statista, ranking third among its thirteen real estate industry peers on the list.

You may have seen a press release on April 4, 2022 from Land & Buildings Investment Management, LLC, a shareholder of American Homes 4 Rent, regarding our sustainability programs. This press release followed a call on March 29, 2022, with Craig Melcher of Land & Buildings, which was held at Land & Buildings’ request.

During the meeting, we described in great detail the commitment of our Board and management team to acting in the best interests of the Company, our shareholders, the communities we serve and, in particular, the environment in which we live. Upon reading Land & Buildings’ press release, we were disappointed to discover that Land & Buildings’ principals had either misunderstood or mischaracterized our discussion.

Our Board and management team are aligned in their longstanding commitment to sustainability and will continue enhancing our policies and programs to create a more sustainable future for our planet, teams, residents, and communities.

Thank you for your investment and trust in us to oversee the long-term success and environmental sustainability of American Homes 4 Rent.

Sincerely,

Douglas N. Benham

Chairman of the Nominating and Corporate Governance Committee of the American Homes 4 Rent Board of Trustees

David P. Singelyn

Chief Executive Officer and Trustee of American Homes 4 Rent

About American Homes 4 Rent

American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is a nationally recognized brand for rental homes, known for high-quality, good value and resident satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of December 31, 2021, we owned 57,024 single-family properties in selected submarkets in 22 states.

Additional information about American Homes 4 Rent is available on our website at www.americanhomes4rent.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. These forward-looking statements may include, but are not limited to, our expectations with respect to the success of our sustainability programs and ESG strategy, our belief that our efforts to integrate sustainability into our business will result in more energy efficient and environmentally friendly communities, our ability to identify new opportunities to advance our sustainability policies and the estimated timing of the integration of energy solutions into our current and future residences and amenity centers.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law.

For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in the Company’s subsequent filings with the Securities and Exchange Commission (the “SEC”).

Important Additional Information Regarding Proxy Solicitation

The Company has filed a definitive proxy statement (the “Proxy Statement”) and form of proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2022 Annual Meeting of Shareholders. The Company and certain of its trustees, officers and regular employees will be participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting of Shareholders. Information regarding the Company’s trustees and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by the Company free of charge from the SEC’s website at www.sec.gov and at the Company’s website at www.americanhomes4rent.com under “Investor Relations.”

Contacts:

American Homes 4 Rent

Megan Grabos

Media Relations

Phone: (805) 413-5088

Email: media@ah4r.com

American Homes 4 Rent

Nicholas Fromm

Investor Relations

Phone: (855) 794-2447

Email: investors@ah4r.com